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                                                                    EXHIBIT 10.6

                              XPLOR ENERGY, INC.
                           LONG-TERM INCENTIVE PLAN



                                First Amendment
                                ---------------



          XPLOR Energy, Inc. (the "Company"), having established the XPLOR Energy, Inc. Long-Term Incentive Plan, effective September 30, 1997 (the "Plan"), and having reserved the right under Section 11 thereof to amend the Plan, does hereby amend the Plan as follows:



          1. Section 3 of the Plan is hereby amended in its entirety, to read as follows:

     "3. Eligibility. All employees, independent contractors and consultants of the Company and its Subsidiaries are eligible for Awards under this Plan; provided, however that only an employee of the Company and its Subsidiaries will be deemed eligible for an ISO under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan."



                              Attested to by the Secretary of XPLOR Energy, Inc. as adopted by the Board of Directors and Shareholders of XPLOR Energy, Inc. effective as of the 30th day of September, 1997 (the "Effective Date").



                                    /s/ Stephen M. Clark
                              ------------------------------------
                              Secretary